Exhibit 1
GMO SERIES TRUST
CERTIFICATE OF CLERK
     I, Jason Harrison, hereby certify that I am the duly elected and acting Clerk of GMO Series Trust, a Massachusetts business trust (the “Trust”), and do hereby further certify as follows:
     1. Attached hereto as Exhibit A is a true and correct copy of resolutions from the action by written consent of the sole Trustee of the Trust (the “Trustee”) executed on May 31, 2011. The resolutions were duly adopted by the Trustee with the same force and effect as if they had been approved and adopted at a duly convened meeting of the Board of Trustees of the Trust. Such resolutions have not been modified or rescinded since their adoption and are in full force and effect as of the date hereof.
     IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of December, 2011.

By:	/s/ Jason Harrison
	Name:	Jason Harrison
	Title:	Clerk

Exhibit A
Resolutions of the Trustee — May 31, 2011
Authorization of Power of Attorney

VOTED:	That each of Sheppard N. Burnett and Jason Harrison be, and each of them acting singly hereby is, authorized to sign for J.B. Kittredge, in his name and in the capacity of President and Chief Executive Officer, on behalf of the Trust, the Trust’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission and any and all amendments thereto, pursuant to a power of attorney executed by Mr. Kittredge.